July 22, 2024

USQ Core Real Estate Fund
235 Whitehorse Lane, Suite 200
Kennett Square, PA 19348

Dear Board Members:
A legal opinion (the "Legal Opinion") that we prepared was filed with the USQ Core Real Estate Fund Registration Statement on July 28, 2023. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 8 under the Securities Act of 1933 (Amendment No. 12 under the Investment Company Act of 1940) (the "Amendment") and consent to all references to us in the Amendment.

Very truly yours,

/s/
THOMPSON HINE LLP